                                                                   EXHIBIT 99.1

                               TABLE OF CONTENTS

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet.............................................................................. F-1
Condensed Consolidated Statement of Operations.................................................................... F-2
Condensed Consolidated Statement of Cash Flows.................................................................... F-3
Notes to Condensed Consolidated Financial Statements.............................................................. F-4

Unaudited Pro Forma Condensed Consolidated Financial Statements of AdvancePCS

Headnote to the Unaudited Pro Forma Condensed Consolidated Financial Information.................................. F-7
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended March 31, 2000.............. F-8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-months ended September 30, 2000.... F-9
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations...................................... F-10
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000................................. F-13
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet................................................. F-14

                    PCS Holding Corporation and Subsidiaries

                      Condensed Consolidated Balance Sheet
                            As of September 23, 2000
                                  (Unaudited)

                                 ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                           $     3,050,000
     Due from Parent                                                         239,956,000
     Accounts receivable                                                     685,825,000
     Less - Allowance for doubtful accounts                                   (5,681,000)
                                                                         ---------------
     Net accounts receivable                                                 680,144,000

     Inventories                                                              30,348,000
     Prepaid expenses and other                                                4,623,000
                                                                         ---------------
                  Total current assets                                       958,121,000

LONG-TERM ASSETS:
     Property, plant and equipment                                           159,096,000
       Less - Accumulated depreciation                                       (72,509,000)
                                                                         ---------------
     Net property, plant and equipment                                        86,587,000

GOODWILL, net of accumulated amortization of $53,733,883                   1,232,356,000
INTANGIBLE ASSETS, net of accumulated amortization of $39,657,537            542,843,000
CAPITALIZED SOFTWARE, net of accumulated amortization                         48,853,000
                                                                         ---------------
                  Total intangible assets                                  1,824,052,000
                                                                         ---------------
                  Total long-term assets                                   1,910,639,000
                                                                         ---------------

                  Total assets                                           $ 2,868,760,000
                                                                         ===============

                  LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                    $    64,025,000
     Claims and rebates payable                                              559,899,000
     Checks outstanding in excess of bank balances                           363,158,000
     Accrued expenses and other current liabilities                           86,972,000
                                                                         ---------------
                  Total current liabilities                                1,074,054,000

LONG-TERM LIABILITIES:
     Deferred income taxes                                                   222,658,000
     Other noncurrent liabilities                                             18,800,000
                                                                         ---------------
                  Total long-term liabilities                                241,458,000
                                                                         ---------------

                  Total liabilities                                        1,315,512,000

STOCKHOLDER'S EQUITY:
     Common stock                                                                  1,000
     Additional paid-in capital                                            1,518,472,000
     Retained earnings                                                        34,775,000
                                                                         ---------------
                  Total stockholder's equity                               1,553,248,000
                                                                         ---------------

                  Total liabilities and stockholder's equity             $ 2,868,760,000
                                                                         ===============

                    PCS Holding Corporation and Subsidiaries

                 Condensed Consolidated Statement of Operations
                  For the six-months ended September 23, 2000
                                  (Unaudited)


Revenues                                               $ 651,205,000

Cost of operations:
        Cost of revenues                                (540,907,000)
        Selling, general and administrative expenses     (90,440,000)
                                                       -------------

                Total cost of operations                 631,347,000

Operating income                                          19,858,000

Interest income                                            5,994,000

Interest expense                                            (270,000)
                                                       -------------

Income before income taxes                                25,582,000

Provision for income taxes                               (16,741,000)
                                                       -------------

                Net income                             $   8,841,000
                                                       =============

                    PCS Holding Corporation and Subsidiaries

                 Condensed Consolidated Statement of Cash Flows
                  For the six-months ended September 23, 2000
                                  (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                $  8,841,000
     Adjustments to reconcile net income to net cash
        provided by operating activities:
         Depreciation and amortization                           38,425,000
         Provision for doubtful accounts                         10,701,000
         Deferred income taxes                                   (9,822,000)
         Loss on asset retirement                                    74,000
     Changes in operating assets and liabilities:
         Accounts receivable                                    (74,435,000)
         Inventories                                              4,502,000
         Prepaid expenses and other assets                          402,000
         Accounts payable                                        (7,221,000)
         Claims and rebates payable                              25,743,000
         Checks outstanding in excess of bank balances           10,384,000
         Accrued expenses and other                             (19,033,000)
                                                               ------------

           Net cash used in operating activities                (11,439,000)

CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to property and equipment                         (3,178,000)
                                                               ------------

           Net cash used in investing activities                 (3,178,000)
                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds of borrowings from parent                          14,390,000
                                                               ------------

           Net cash provided by financing activities             14,390,000
                                                               ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          (227,000)

CASH AND CASH EQUIVALENTS, beginning of period                    3,277,000
                                                               ------------

CASH AND CASH EQUIVALENTS, end of period                       $  3,050,000
                                                               ============

SUPPLEMENTARY INFORMATION
Cash paid for interest                                         $    858,000
Cash paid for income taxes                                     $         --

PCS HOLDING CORPORATION AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 23, 2000



1.  DESCRIPTION OF BUSINESS

PCS Holding Corporation and Subsidiaries (the "Company") is an information-driven health solutions company operating in the United States. The Company provides managed pharmaceutical-related programs and services that can directly and positively improve the health of patients, and help reduce health care costs.

On November 21, 1994, the Company was acquired by Eli Lilly and Company (the "Parent") for approximately $4.1 billion. The acquisition was accounted for as a purchase by its Parent, and the resulting goodwill was pushed down to the Company's consolidated balance sheet. In November 1998, the Parent entered into an agreement with Rite Aid Corporation (Rite Aid) whereby Rite Aid purchased all outstanding shares of the Company's stock. On October 2, 2000, the Company was acquired by Advance Paradigm, Inc. ("API"), for approximately $1.0 billion. The acquisition will be accounted for as a purchase.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company include PCS Holding Corporation and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information in the form prescribed by the Securities and Exchange Commission (the "Commission"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the September 23, 2000, statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for this interim period. In the opinion of the Company's management, the disclosures contained in these financial statements are adequate to make the information presented not misleading when read in conjunction with the Notes to Consolidated Financial Statements included elsewhere in the Form 8-K, as amended. The results of operations for the six month period ended September 23, 2000, are not necessarily indicative of the results to be expected for the full year for any future period.

Management believes that the consolidated statements of operations include an appropriate allocation of all material costs incurred by the Parent on the Company's behalf.

PCS HOLDING CORPORATION AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 23, 2000



Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could differ from those estimates.

Revenues

Revenues include claims processing fees which are accrued when the related claim is processed and approved for payment. Certain of the Company's agreements require its customers to pay a fee per covered member rather than a fee per claim processed. The Company records these fees monthly based upon member counts provided by its customers. Revenues from manufacturer programs are recognized when services are performed. Mail order program revenue is recognized when prescriptions are shipped. Other revenues are generally recognized as the related services are performed.

PCS HOLDING CORPORATION AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 23, 2000


Recently Released Accounting Pronouncements

In June 1998, Financial Accounting Standards Board Statement 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued. SFAS 133 requires all derivatives to be recognized as either assets or liabilities in the statement of financial position and measured at fair value. In addition, SFAS 133 specifies the accounting for changes in the fair value of a derivative based on the intended use of the derivative and the resulting designation. The Company does not have any derivatives and SFAS 133 does not have a material impact on the Company's financial position or disclosures. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective beginning in the fiscal year ended February 2002.

In December 1999, the Commission staff issued SAB 101 "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenues recognition issues in financial statements. SAB 101 is effective in our fourth quarter of fiscal 2001. Management is currently evaluating the impact of adopting SAB 101.

3. SALE OF THE COMPANY

Effective October 1, 2000, Advance Paradigm, Inc. acquired all of the equity of PCS Holding Corporation. The aggregate purchase price paid by API was $1.0 billion, of which API paid Rite Aid Corporation ("Rite Aid"), the seller and our parent company, $675 million in cash, and issued to Rite Aid $200 senior subordinated notes and $125 million in the Company's convertible preferred stock. The cash portion of the purchase price was financed with the proceeds of an $825 million senior secured credit facility and $150 million in equity financing committed by Joseph, Littlejohn & Levy, Inc. ("JLL"). The acquisition of PCS will be accounted for using the purchase method of accounting. The excess of the purchase price paid over the net identifiable assets and liabilities of the Company will be recorded as goodwill.

4. COMMITMENTS AND CONTINGENCIES

The Company enters into risk contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. In addition, the Company guarantees a specific amount of savings for certain customers. Included in other liabilities in the accompanying condensed consolidated balance sheet are management's estimates of the amounts required to cover losses incurred under such contracts.

The Company is subject to various claims, including possible legal actions brought by plan sponsors for alleged errors or omissions arising out of the ordinary course of business. Management believes that it has a combination of adequate insurance coverage and reserves against potential losses and that the outcome of such claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

ADVANCEPCS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION AS OF SEPTEMBER 30, 2000



Effective October 2, 2000, Advance Paradigm, Inc. ("API") acquired all of the equity of PCS Health Systems, Inc. ("PCS"). The aggregate purchase price paid by API was $1.0 billion, of which API paid Rite Aid Corporation ("Rite Aid"), the seller, $675 million in cash, and issued to Rite Aid $200 million in senior subordinated notes and $125 million in API convertible preferred stock. The cash portion of the purchase price was financed with the proceeds of an $825 million senior secured credit facility and $150 million in equity financing committed by Joseph, Littlejohn & Levy, Inc. ("JLL"). The acquisition of PCS will be accounted for using the purchase method of accounting. The excess of the purchase price paid over the net identifiable assets and liabilities of PCS will be recorded as goodwill. The portion of the purchase price allocated to the net identifiable assets and goodwill is preliminary and subject to revision following the results of an appraisal and further identification of intangible assets.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended March 31, 2000 and the six-month period ended September 30, 2000, give effect to the Combinations as if they occurred on April 1, 1999 and 2000, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000, reflects the Combinations as if they had occurred on September 30, 2000. The historical financial statements of API are for the year ended March 31, 2000, giving effect for the merger with First Florida International Holdings, Inc., and six months ended September 30, 2000. The historical financial statements of PCS are for the year ended February 26, 2000, the most recent fiscal year for PCS and six months ended September 23, 2000. The accompanying pro forma adjustments include: (i) the acquisition of PCS; (ii) the establishment by API of a new credit facility; (iii) the payment of certain fees and expenses associated with the PCS acquisitions; (iv) the issuance of equity to JLL; and (v) the reduction of assets to reflect PCS assets not acquired by API.

API usually implements significant changes to the operations of the entities that it acquires to enhance profitability. In addition, API will consolidate certain operations of PCS and API which is expected to result in costs to exit activities during the third quarter of the fiscal year ended March 31, 2001. The expected benefits and cost reductions anticipated by API have not been reflected in the following Unaudited Pro forma Condensed Consolidated Financial Statements because their realization cannot be assured. Accordingly, these Unaudited Condensed Consolidated Pro Forma Financial Statements are not necessarily indicative of the operating results that would have been achieved had the Combinations occurred on April 1, 1999 and 2000, respectively.

The Unaudited Condensed Consolidated Pro Forma Financial information is based on the historical financial statements of API and the historical financial statements of PCS. The pro forma adjustments are based upon available information. While the pro forma adjustments are based upon certain assumptions that API considers reasonable in the circumstances, final amounts will differ from those set forth. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on the API business, results of operations, and financial position.

ADVANCEPCS AND SUBSIDIARIES


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2000


                                                                                            Purchase
                                                  Historical          Historical            Pro Forma                API PCS
                                                    API(A)              PCS(A)             Adjustments              Pro Forma
                                              -----------------    -----------------    -----------------       -----------------

REVENUES                                      $   2,028,736,296    $   1,264,694,000    $              --       $   3,293,430,296

COST OF REVENUE                                  (1,953,234,742)      (1,057,413,000)                  --          (3,010,647,742)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                         (38,793,196)        (154,116,000)           1,388,250(B)         (191,520,946)
                                              -----------------    -----------------    -----------------       -----------------

OPERATING INCOME (LOSS)                              36,708,358           53,165,000            1,388,250              91,261,608

INTEREST INCOME                                       1,064,457            7,479,000           (7,479,000)(C)           1,064,457

INTEREST EXPENSE                                     (3,943,000)          (1,612,000)         (81,821,667)(D)         (87,376,667)

OTHER INCOME (EXPENSE)                                       --                   --                   --                      --

LOSS ON ASSET DISPOSAL                                 (159,748)                  --                   --                (159,748)
                                              -----------------    -----------------    -----------------       -----------------

INCOME (LOSS) BEFORE INCOME TAXES                    33,670,067           59,032,000          (87,912,417)              4,789,650

INCOME TAX (EXPENSE) BENEFIT                        (12,794,064)         (37,536,000)          37,481,405(E)          (12,848,659)
                                              -----------------    -----------------    -----------------       -----------------

NET INCOME (LOSS)                             $      20,876,003    $      21,496,000    $     (50,431,012)      $      (8,059,009)
                                              =================    =================    =================       =================

P/S DIVIDENDS(G)                                             --                   --                   --                      --

NET INCOME (LOSS) AVAILABLE TO
    COMMON SHAREHOLDERS                       $      20,876,003                                                 $      (8,059,009)

BASIC:
    Net income (loss) available to common
        shareholders                          $      20,876,003                                                 $      (8,059,009)
    Net income (loss) per share               $            0.84                                                 $           (0.28)
    Weighted average shares outstanding              24,760,163                                 4,207,000(F)           28,967,163
DILUTED:
    Net income (loss) available to common
        shareholders                          $      20,876,003                                                 $              --(H)
    Net income (loss) per share               $            0.75                                13,750,000(F)                   --(H)
    Weighted average shares outstanding              27,737,216                                        --                      --(H)


The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCE PCS AND SUBSIDIARIES


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX-MONTHS ENDED SEPTEMBER 30, 2000


                                                                                                                   Purchase
                                                  Historical          Historical            Pro Forma              API PCS
                                                     API(A)             PCS(A)             Adjustments            Pro Forma
                                                ---------------    ---------------       ---------------       ---------------

REVENUES                                        $ 1,230,795,000    $   651,205,000       $            --       $ 1,882,000,000

COST OF SALES                                    (1,187,563,000)      (540,907,000)                   --        (1,728,470,000)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                         (20,496,000)       (90,440,000)           (2,929,000)(B)      (113,865,000)
                                                ---------------    ---------------       ---------------       ---------------

OPERATING INCOME (LOSS)                              22,736,000         19,858,000            (2,929,000)           39,665,000

INTEREST INCOME                                         710,000          5,994,000            (5,994,000)(C)           710,000

INTEREST EXPENSE                                     (2,135,000)          (270,000)          (41,283,000)(D)       (43,688,000)

OTHER INCOME (EXPENSE)                               (1,200,000)                --                    --            (1,200,000)
                                                ---------------    ---------------       ---------------       ---------------

INCOME (LOSS) BEFORE INCOME TAXES                    20,111,000         25,582,000           (50,206,000)           (4,513,000)

INCOME TAX BENEFIT (EXPENSE)                         (7,824,000)       (16,741,000)           19,191,000(E)         (5,374,000)
                                                ---------------    ---------------       ---------------       ---------------

NET INCOME (LOSS)                               $    12,287,000    $     8,841,000       $   (31,015,000)      $    (9,887,000)
                                                ===============    ===============       ===============       ===============

P/S DIVIDENDS(G)                                $            --    $            --       $            --       $            --

NET INCOME (LOSS) AVAILABLE TO COMMON
    SHAREHOLDERS                                $    12,287,000                                                $    (9,887,000)

BASIC:
    Net income (loss) available to common
        shareholders                            $    12,287,000                                                $    (9,887,000)
    Net income (loss) per share                 $          0.49                                                $         (0.34)
    Weighted average shares outstanding              25,089,000                          $     4,207,000(F)    $    29,296,000
DILUTED:
    Net income (loss) available to common
        shareholders                            $    12,287,000                                                $            --(H)
    Net income (loss) per share                 $          0.44                                                             --(H)
    Weighted average shares outstanding              27,704,000                               13,750,000(F)                 --(H)

The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCEPCS AND SUBSIDIARIES


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



DETERMINATION AND ALLOCATION OF PCS PURCHASE PRICE

At the date of the PCS acquisition, all of the equity of PCS was purchased for $1 billion. The PCS acquisition will be accounted for using the purchase method of accounting for business combinations. The preliminary allocation of the pro forma purchase price is as follows:

                                                           April 1, 1999       April 1, 2000
                                                          ----------------    ----------------

PCS purchase price                                        $  1,000,000,000    $  1,000,000,000
Transaction Costs                                                8,700,000           8,700,000
                                                          ----------------    ----------------

Pro forma purchase price                                     1,008,700,000       1,008,700,000

Net liabilities assumed (the liabilities assumed
  exceeded the net identifiable assets acquired)               243,989,000         429,963,000
                                                          ----------------    ----------------

Excess purchase price                                     $  1,252,689,000    $  1,438,663,000
                                                          ================    ================

Allocation of excess purchase price:
  Goodwill                                                $  1,091,389,000    $  1,251,363,000
  Intangible assets                                            445,000,000         511,000,000
  Deferred income tax liabilities                             (273,000,000)       (313,000,000)
  Accrued liabilities                                          (10,700,000)        (10,700,000)
                                                          ----------------    ----------------

Excess purchase price                                     $  1,252,689,000    $  1,438,663,000
                                                          ================    ================

(A) Reflects the audited historical combined statement of operations of API for the year ended March 31, 2000, and the unaudited consolidated statement of operations of API for the six-month period ended September 30, 2000.

       The historical PCS column reflects the audited historical consolidated statement of operations of PCS for the year ended February 26, 2000, and the unaudited consolidated statement of operations of PCS for the six-month period ended September 23, 2000.

(B) The pro forma adjustment to increase selling, general and administrative expenses results from (i) the elimination of historical PCS amortization of goodwill and intangible assets; (ii) the addition of pro forma goodwill and intangible asset amortization resulting from the preliminary allocation of $1,091,389,000 and $1,251,363,000 at March 31, 1999 and 2000, respectively, to goodwill and $445,000,000 and $511,000,000 at March 31, 1999 and 2000, respectively, to intangible assets; (iii) the elimination of historical PCS depreciation expense on the PCS land and building not acquired; and (iv) the addition of lease expense resulting from the lease of land and buildings for the PCS operations. Goodwill is expected to be amortized over 30 years and the intangible assets will be amortized over their estimated useful lives of 5-40 years. These adjustments are as follows:

                                                                    March 31, 2000    September 30, 2000
                                                                    --------------    ------------------

Elimination of historical PCS goodwill amortization                 $  (32,064,000)     $  (16,044,000)
Elimination of historical PCS intangible asset amortization            (29,653,000)        (14,826,000)
Pro forma goodwill amortization                                         36,380,000          21,157,000
Pro forma intangible asset amortization                                 21,248,750          11,292,000
Elimination of historical PCS depreciation expense                      (1,500,000)           (750,000)
Pro forma lease expense                                                  4,200,000           2,100,000
                                                                    --------------      --------------

Pro forma adjustment                                                $   (1,388,250)     $    2,929,000
                                                                    ==============      ==============

(C) Reflects the elimination of PCS affiliate interest income earned on a receivable from Rite Aid.

(D) Reflects pro forma interest expense (at assumed rates of interest) for the year ended March 31, 2000, and for the six months ended September 30, 2000, resulting from pro forma borrowings and the amortization of deferred financing costs paid to obtain the Senior Secured Credit Facility and the elimination of historical interest expense of API and PCS. These adjustments are as follows:

                                                          March 31, 2000    September 30, 2000
                                                          --------------    ------------------

Revolver, $70,000,000 @ 9.8%                              $    6,860,000      $    3,430,000
Term Note A, $150,000,000 @ 9.8%                              14,700,000           7,350,000
Term Note B, $400,000,000 @ 10.3%                             41,200,000          20,600,000
Senior Subordinate Notes, $200,000,000 @ 11%                  22,000,000          11,000,000
Deferred financing costs (amortized over 5-7 years)            2,616,667           1,309,000
Less API historical interest expense                          (3,943,000)         (2,136,000)
Less PCS historical interest expense                          (1,612,000)           (270,000)
                                                          --------------      --------------

Pro forma adjustment                                      $   81,821,667      $   41,283,000
                                                          ==============      ==============

(E) The tax effects of pro forma adjustments were calculated using statutory rates in effect during the year ended March 31, 2000, and for the six months ended September 30, 2000. The amortization of goodwill and intangible assets are not deductible for income tax purposes. In addition, a portion of the acquisition costs are nondeductible.

(F) Reflects the issuance of 4,207,000 shares of common stock and 3,293,000 shares of convertible Preferred Stock to JLL and 6,250,000 of Convertible Preferred Stock to Rite Aid.

(G) The convertible preferred stock accrues dividends at 11% per annum of the issue price. However, dividends do not accrue for the first 120 days following issuance or subsequent to shareholder approval of Class B common stock. These pro forma adjustments assume that the Class B common stock will be approved prior to 120 days from issuance. Thus no preferred dividends are reflected in the adjustments. The issuance of Class B common stock was approved by the shareholders on December 7, 2000.

(H) Potential dilutive securities were not included in the computation of fully diluted earnings per share. Inclusion of such securities would have been anti-dilutive, therefore, fully diluted earnings per share is equal to basic earnings per share.

SUPPLEMENTAL INFORMATION

API will consolidate certain operations of PCS and API which is expected to result in costs to exit activities during the third quarter of the fiscal year ended March 31, 2001. The consolidation is expected to include a facility closure and other synergistic activities. These events are expected to result in a pretax charge of approximately $18 million to operations.

ADVANCEPCS AND SUBSIDIARIES


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2000

                                                                                               Purchase
                                                      Historical         Historical            Pro Forma               API
                                                        API(A)             PCS(A)             Adjustments           Pro Forma
                                                    ---------------   ---------------       ---------------       ---------------

CURRENT ASSETS:
    Cash and cash equivalents                       $    66,452,000   $     3,050,000       $    20,600,000(B)    $    90,102,000
    Accounts receivable, net                            221,800,000       680,144,000                    --           901,944,000
    Due from Rite Aid                                            --       239,956,000          (239,956,000)(C)                --
    Inventories                                           4,781,000        30,348,000                    --            35,129,000
    Prepaid expenses and other                            4,014,000         4,623,000                    --             8,637,000
    Deferred income tax asset                                    --                --                    --                    --
                                                    ---------------   ---------------       ---------------       ---------------

                  Total current assets                  297,047,000       958,121,000          (219,356,000)        1,035,812,000

PROPERTY AND EQUIPMENT, net                              42,764,000        86,587,000           (86,587,000)(C)        42,764,000

INTANGIBLE ASSETS, net                                      895,000       591,696,000          (118,696,000)(D)       473,895,000

GOODWILL                                                 98,316,000     1,232,356,000           (21,267,000)(E)     1,309,405,000

OTHER ASSETS                                              8,122,000                --            15,700,000(F)         23,822,000
                                                    ---------------   ---------------       ---------------       ---------------

                  Total assets                      $   447,144,000   $ 2,868,760,000       $  (430,206,000)      $ 2,885,698,000
                                                    ===============   ===============       ===============       ===============

CURRENT LIABILITIES:
    Accounts payable                                $   272,134,000   $   987,082,000       $            --       $ 1,259,216,000
    Accrued salaries and benefits                         4,140,000                --                    --             4,140,000
    Other accrued expenses                                6,330,000        86,972,000            12,700,000(H)        106,002,000
                                                    ---------------   ---------------       ---------------       ---------------

                  Total current liabilities             282,604,000     1,074,054,000            12,700,000         1,369,358,000

NONCURRENT LIABILITIES:
    Long-term debt                                       50,000,000                            (50,000,000)(G)                 --
    Revolver                                                     --                --            70,000,000(G)         70,000,000
    Term note                                                    --                --           550,000,000(G)        550,000,000
    Senior subordinate debt                                      --                --           200,000,000(G)        200,000,000
    Deferred income taxes                                 2,187,000       222,658,000            67,342,000(I)        292,187,000
    Other noncurrent liabilities                          4,599,000        18,800,000                    --            23,399,000
                                                    ---------------   ---------------       ---------------       ---------------

                  Total liabilities                     339,390,000     1,315,512,000           850,042,000         2,504,944,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Preferred stock                                           --                --           191,000,000(J)        191,000,000
       Common stock                                         251,000             1,000                41,000(J)            293,000
       Additional paid-in-capital                        60,320,000     1,518,472,000        (1,436,514,000)(J)       142,278,000
       Retained earnings (deficit)                       47,183,000        34,775,000           (34,775,000)(J)        47,183,000
                                                    ---------------   ---------------       ---------------       ---------------

                                                        107,754,000     1,553,248,000        (1,280,248,000)          380,754,000
       Less- Treasury stock                                      --                --                    --                    --
                                                    ---------------   ---------------       ---------------       ---------------

                  Total stockholders' equity            107,754,000     1,553,248,000        (1,280,248,000)          380,754,000
                                                    ---------------   ---------------       ---------------       ---------------

                  Total liabilities and
                    stockholders' equity            $   447,144,000   $ 2,868,760,000       $  (430,206,000)      $ 2,885,698,000
                                                    ===============   ===============       ===============       ===============

The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCEPCS AND SUBSIDIARIES


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


DETERMINATION AND ALLOCATION OF PCS PURCHASE PRICE

At the date of the PCS acquisition, all of the equity of PCS will be purchased for $1 billion. The PCS acquisition will be accounted for using the purchase method of accounting for business combinations. The preliminary allocation of the pro forma purchase price is as follows:

PCS purchase price                                    $  1,000,000,000
Transaction cost                                             8,700,000
                                                      ----------------

Pro forma purchase price                                 1,008,700,000

Net liabilities assumed (the liabilities assumed
  exceeded the net identifiable assets acquired)           374,689,000
                                                      ----------------

Excess purchase price                                 $  1,383,389,000
                                                      ================

Allocation of excess purchase price:
  Goodwill                                            $  1,211,089,000
  Intangible assets                                        473,000,000
  Deferred income tax liabilities                         (290,000,000)
  Accrued liabilities                                      (10,700,000)
                                                      ----------------

Excess purchase price                                 $  1,383,389,000
                                                      ================

(A) Reflects the unaudited historical consolidated balance sheet of API as of September 30, 2000, and the unaudited historical consolidated balance sheet of PCS as of September 23, 2000.

(B) Reflects the cash proceeds received in excess of cash used to acquire the equity of PCS. The excess cash is attributable to amounts drawn on the revolver portion of the Senior Secured Credit Facilities. The excess cash will primarily be utilized in operations.

(C) Reflects the elimination of a receivable from Rite Aid and land and a building that was not acquired by API.

(D) Reflects the pro forma adjustment to eliminate the certain historical PCS identifiable intangible assets and to record the purchase price, based on a preliminary allocation, to identified intangible assets, as follows:

       Elimination of PCS historical intangible assets          $  (591,696,000)
       Preliminary allocation of the purchase price to
           identifiable intangible assets                           473,000,000
                                                                ---------------

       Pro forma adjustment                                     $  (118,696,000)
                                                                ===============

(E) Reflects the pro forma adjustment to eliminate historical goodwill of PCS and to allocate the remaining excess purchase price to goodwill.

       Excess purchase price (See page F-14)                  $  1,383,389,000

       Allocation of excess purchase price-
         Identifiable intangible assets                           (473,000,000)
         Deferred income tax liabilities                           290,000,000
         Accrued liabilities                                        10,700,000
         Elimination of historical goodwill of PCS              (1,232,356,000)
                                                              ----------------

       Pro forma adjustment                                   $    (21,267,000)
                                                              ================

(F) Reflects the pro forma adjustment to recognize $15,700,000 of deferred financing costs related to the new Senior Secured Credit Facility. These assets will be amortized over five to seven years.

(G) Reflects the pro forma adjustment to recognize the API obligations under the Senior Secured Credit Facility, and the Senior Subordinated Notes issued to Rite Aid and to eliminate the API historical debt refinanced in conjunction with the Senior Secured Credit Facility. The Senior Subordinated Notes have been recorded based upon a preliminary estimate of their fair value.

(H) Reflects the recording of accrued acquisition costs and equity issuance costs related to the PCS and JLL transactions. In addition, API has determined that certain operations of PCS will be discontinued and personnel will be relocated. The pro forma adjustment includes an estimated accrual for these events. The adjustments are as follows:

       Accrued acquisition cost                           $  8,700,000
       JLL transaction cost                                  2,000,000
       Accrued PCS costs                                     2,000,000
                                                          ------------

                                                          $ 12,700,000
                                                          ============

(I) Reflects the elimination of PCS deferred income tax liabilities and the establishment of an API deferred tax liability associated with recognizing the identifiable intangible assets as follows:

       Elimination of PCS deferred income tax liability           $ (222,658,000)
       Recognition of PCS deferred income tax liability              290,000,000
                                                                  --------------

       Total adjustment                                           $   67,342,000
                                                                  ==============

(J) Pro forma adjustment to eliminate the net equity of PCS and to record the following:

                                                                        Additional           Retained
                                    Preferred          Common             Paid-In            Earnings
                                      Stock             Stock             Capital             Deficit
                                 ---------------   ---------------    ---------------    ---------------

Elimination of PCS equity        $            --   $        (1,000)   $(1,518,472,000)   $   (34,775,000)

Issuance of convertible
    preferred stock to JLL
    and Rite Aid                     191,000,000                --                 --                 --

Issuance of common stock
    to JLL                                    --            42,000         83,958,000                 --

JLL transaction cost                          --                --         (2,000,000)                --
                                 ---------------   ---------------    ---------------    ---------------

Total adjustment                 $   191,000,000   $        41,000    $(1,436,514,000)   $   (34,775,000)
                                 ===============   ===============    ===============    ===============